UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Nuveen New York AMT-Free Quality Municipal Income Fund

(Exact Name of Registrant as Specified in its Charter)

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Nuveen A TIAA Company NUVEEN NEW YORK AMT-FREE QUALITY MUNICIPAL INCOME FUND (NRK) The future of your Fund is in your hands VOTE TODAY BEFORE THE ANNUAL MEETING ON AUGUST 15, 2024 An activist investor is trying to take control of your investment, jeopardizing your income and your Fund’s strong track record. We believe decisions regarding the future of your investment should be yours to make, not theirs. There is no substitute for your experienced, independent Trustees. There is no substitute for the proven management of Nuveen. Make your voice heard and VOTE today. FOLLOW INSTRUCTIONS TO VOTE NOW NRK431
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Protect Your Fund. Vote for Nuveen’s three Class III Board Members Vote against Karpus’ proposal to terminate the Fund’s investment advisory agreement DO NOT RETURN ANY GREEN CARD SENT TO YOU BY KARPUS A vote on the green card cancels your support for Nuveen HOW DO I VOTE ON THE WHITE PROXY CARD? On the enclosed white proxy card, follow the selection guide below: For Against Abstain 1. Election of Board Members: Class III: 1a. Joanne T. Medero 1b. Loren M. Starr 1c. Matthew Thornton III 2. To ratify the selection of KPMG LLP as the Fund’s independent registered public accounting firm for the fiscal year ending August 31, 2024. 3. If properly presented at the Annual Meeting, a shareholder proposal to terminate the Fund’s investment advisory agreement. HOW ELSE CAN I VOTE? VOTE BY PHONE Call the toll-free number on your WHITE proxy card and follow the simple instructions VOTE ONLINE Use the website provided on your WHITE proxy card and follow the simple instructions IF YOU HAVE ANY QUESTIONS ABOUT THE PROPOSALS TO BE VOTED UPON: Please contact Georgeson LLC toll-free: (866) 679-3234